                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 6, 1999

                                 VISIONEER, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                          000-27038                    94-3156479
(State or other jurisdiction of       (Commission File Number)        (I.R.S. Employer
 incorporation or organization)                                      Identification No.)




                               34800 CAMPUS DRIVE
                            FREMONT, CALIFORNIA 94555
               (Address of principal executive offices) (Zip code)


                                 (510) 608-0300
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On January 6, 1999 Visioneer, Inc., a Delaware corporation ("Visioneer"), pursuant to an Asset Purchase Agreement dated December 2, 1998 (the "Agreement") with Primax V Acquisition Corp., a California corporation ("Primax"), and Primax Electronics Ltd., a corporation organized under the laws of Taiwan, and the sole shareholder of Primax ("Primax Parent") transferred all of its current hardware assets, including its desktop and flatbed scanner product lines and related intellectual property, and the "Visioneer" brand name to Primax for an aggregate cash purchase price of $7,045,346.00. Visioneer will retain full rights to use the name as its corporate name until the earlier of
(i) one week following the effective time of the merger of ScanSoft, Inc., an indirect wholly owned subsidiary of Xerox Corporation, with and into Visioneer ("the "Merger") or (ii) April 30, 1999. Visioneer expects that the Merger will be consummated by March 1, 1999. As part of the hardware asset sale, Primax assumed all of Visioneer's liabilities relating to the hardware assets, and also assumed Visioneer's obligations under it its building lease in Fremont, California, where Visioneer's current facilities are located. Visioneer's hardware business and the "Visioneer" brand name were valued based on arms-length negotiations between Visioneer and Primax.

        Three officers of Visioneer, J. Larry Smart, President and Chief Executive Officer and a director, Murray Dennis, Vice President of Sales and Marketing, and Gregory Elder, Controller, have executed employment and non-compete agreements with Primax. Following the closing of the hardware asset sale to Primax on January 6, 1999, Messrs. Dennis and Elder became employed by Primax, and each received a signing bonus paid by Primax equal to six months of their Visioneer salary as part of their new employment compensation package. Each of these employees released Visioneer from its obligations under existing employment agreements with Visioneer. Mr. Smart, however, will not commence full-time employment with Primax until the earliest to occur of (i) the closing of the Merger, (ii) the day on which the merger agreement is terminated by either Visioneer or ScanSoft, or (iii) March 31, 1999. Until such time, Mr. Smart will continue to serve as President and Chief Executive Officer of Visioneer and will render services to Primax on a consulting basis pursuant to a management services agreement between Visioneer, Primax and Mr. Smart. Primax also acquired Visioneer's hardware marketing, sales, operations and quality assurance teams.

        Visioneer and Primax have also entered into a multi-year software licensing agreement granting Primax certain rights to "bundle," market and sell Visioneer PaperPort software products with Primax's hardware products, including those purchased from Visioneer. Visioneer and Primax also plan to enter into a services agreement pursuant to which Primax will provide to Visioneer certain administrative services to be agreed upon between Primax and Visioneer at Primax's actual cost to enable Visioneer to continue to operate its software business after the closing of the hardware asset sale and for a maximum period of six months following the effective time of the Merger in a manner substantially similar to the manner in which it was operated prior to such closing, which services include office and conference space at Visioneer's current facilities; use of the telephone systems, computer systems and other infrastructure at Visioneer's current facilities; payroll services; accounting services; and customer and technical support services.

        Primax V Acquisition Corp. is a newly formed wholly-owned subsidiary of Primax Electronics, Ltd. Primax Electronics, Ltd., headquartered in Taiwan, specializes in manufacturing and distributing quality imaging input and output, electronic accessories and home office equipment and is a leading scanner manufacturer worldwide. It was founded in 1984 and has manufacturing sites in Taiwan and China, research and development operations in Taiwan and China, sales and marketing offices in Japan, Europe, US and Hong Kong. Primax Electronics, Ltd. employs over 4,700 people worldwide and is listed on the Taiwan Stock Exchange. Visioneer and Primax Electronics, Ltd. were parties to a manufacturing agreement pursuant to which Primax Electronics, Ltd. became the principal manufacturer of Visioneer's desktop and flatbed scanner products commencing in the second fiscal quarter of 1998.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

        (a) Not applicable.

        (b) Pro Forma Financial Information.


            Introduction to Unaudited Pro Forma Financial Information

        The following pro forma financial statements are attached to and filed with this report:

        Unaudited pro forma condensed balance sheet of Visioneer, Inc. as of September 30, 1998 and unaudited pro forma condensed statements of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997.

        (c) Exhibits.

          10.35(1) Asset Purchase Agreement dated December 2, 1998 between the Registrant and Primax V Acquisition Corp., and the Waiver of Closing Condition and Amendment to Asset Purchase Agreement dated December 2, 1998 between the Registrant, Primax V Acquisition Corp. and Primax Electronics Ltd.

          10.36(1) Consent to Assignment of Standard Sublease dated as of November 24, 1998 between the Registrant and Primax V Acquisition Corp.

          10.37(1) Consent to Assignment dated November 12, 1998 between the Registrant and John Arrillaga, Survivor's Trust and the Richard T. Perry Separate Property Trust.

          10.38(1)*       Management Services Agreement between the Registrant,
                          Primax Acquisition Corp., Primax Electronics Ltd. and
                          J. Larry Smart dated December 2, 1998.

        (1) Incorporated by reference from the Registrant's Registration Statement on Form S-4 (No. 333-70603) filed with the Commission on January 14, 1999.

        *  Management compensatory plan or arrangement.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        VISIONEER, INC.
                                        (Registrant)



Date: January 21, 1999                  By: /s/ Richard M. Brenner
                                            ------------------------------------
                                            Richard M. Brenner
                                            Chief Financial Officer

                         PRO FORMA FINANCIAL INFORMATION


               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

        The following unaudited pro forma condensed financial statements give effect to the sale of the hardware assets of Visioneer to Primax, one of Visioneer's primary manufacturing partners. The sale will be recorded by Visioneer as the sale of certain assets and liabilities, since the hardware business does not qualify as a discontinued operation in accordance with APB Opinion No. 30, "Reporting the Results of Operations." The unaudited pro forma condensed financial statements are based upon the historical financial information of Visioneer and an allocation of the hardware business utilizing the allocation methodology summarized in the Notes to Unaudited Pro Forma Condensed Financial Statements. The unaudited pro forma condensed balance sheet assumes that the sale of the hardware business took place on September 30, 1998. The unaudited pro forma condensed statements of operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998 assume the sale took place as of January 1, 1997, except that the nonrecurring gain on the sale has been excluded. The unaudited pro forma condensed financial statements are based on the estimates and assumptions set forth in the notes to such statements. The allocations have been made in connection with the development of the pro forma information for illustrative purposes to comply with the disclosure requirements of the Securities and Exchange Commission (the "Commission"). The unaudited pro forma condensed financial statements do not purport to be indicative of the results of operations for future periods or the financial position or results that would have been realized had the hardware net assets been sold at the beginning of these periods or as of September 30, 1998. These unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements of Visioneer and related notes thereto included in Visioneer's December 31, 1997 Annual Report on Form 10-K and September 30, 1998 Quarterly Report on Form 10-Q previously filed with the Commission.

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                  VISIONEER
                                                   HARDWARE        VISIONEER       PRO FORMA
                                  VISIONEER         BUSINESS        ADJUSTED      ADJUSTMENTS       PRO FORMA
                                 -----------      ----------       ----------     -----------       ---------
ASSETS
  Current Assets:
  Cash and cash equivalents ...     $12,823       $  4,170(a)       $16,993       $(7,372)(c)        9,621
  Short-term investments ......         201             --              201                            201
  Accounts receivable, net ....      11,559         (9,545)           2,014                          2,014
  Inventory ...................       6,466         (6,217)             249                            249
  Prepaid expenses and other
    current assets ............         605           (296)             309                            309
                                    -------       --------          -------       -------          -------
                                     31,654        (11,888)          19,766        (7,372)          12,394
Property and equipment, net ...       1,191         (1,191)              --                             --
Other noncurrent assets .......          65            (65)              --                             --
                                    -------       --------          -------       -------          -------
                                    $32,910       $(13,144)         $19,766       $(7,372)         $12,394
                                    =======       ========          =======       =======          =======

LIABILITIES AND
    STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term bank borrowings ..     $ 7,372       $     --          $ 7,372       $(7,372)(c)      $    --
  Accounts payable ............      11,869        (11,500)             369            --              369
  Other accrued liabilities ...       4,360         (2,653)           1,707           600(b)         2,307
                                    -------       --------          -------       -------          -------
                                     23,601        (14,153)           9,448        (6,772)           2,676
                                    -------       --------          -------       -------          -------
Long-term liability ...........          91            (91)              --            --               --
                                    -------       --------          -------       -------          -------

Stockholders' equity ..........       9,218          1,100(a)        10,318          (600)(b)        9,718
                                    -------       --------          -------       -------          -------
                                    $32,910       $(13,144)         $19,766        (7,372)         $12,394
                                    =======       ========          =======       =======          =======



  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           VISIONEER
                                                           HARDWARE     VISIONEER
                                              VISIONEER   BUSINESS(3)    ADJUSTED
                                              ---------   -----------    ---------
Revenues:
  Product revenues........................    $ 50,523     $ 41,489     $  9,034
  Royalty and development revenues........       7,100            -        7,100
                                              --------     --------     --------
    Total net revenues....................      57,623       41,489       16,134
                                              --------     --------     --------
Cost of revenues:
  Cost of product revenues................      49,838       46,711        3,127
  Cost of royalty and development revenues         887            -          887
                                              --------     --------     --------
    Total cost of revenues................      50,725       46,711        4,014
                                              --------     --------     --------
Gross profit..............................       6,898       (5,222)      12,120
                                              --------     --------     --------
Operating expenses:
  Research and development................       8,115        1,988        6,127
  Selling, general and administrative.....      22,428       16,773        5,655
  Non-recurring items.....................         675          675            -
                                              --------     --------     --------
    Total operating expenses..............      31,218       19,436       11,782
                                              --------     --------     --------
Operating income (loss)...................     (24,320)     (24,658)         338
Other income, net.........................         984          827          157
Interest expense..........................         (44)         (37)          (7)
                                              --------     --------     --------
Net loss..................................    $(23,380)    $(23,868)   $     488
                                              ========     ========    =========
Net income (loss) per share:
  Basic...................................      $(1.20)      $(1.23)       $0.03
  Diluted.................................      $(1.20)      $(1.23)       $0.02

Weighted average common and common
  equivalent shares outstanding:
  Basic...................................      19,450       19,450       19,450
  Diluted.................................      19,450       19,450       19,651














  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         VISIONEER
                                                          HARDWARE   VISIONEER
                                             VISIONEER    BUSINESS    ADJUSTED
                                             ---------   ---------   ---------
Revenues:
  Product revenues........................    $56,089     $49,150     $ 6,939
  Royalty and development revenues........      3,390           -       3,390
                                              -------     -------     -------
    Total net revenues....................     59,479      49,150      10,329
                                              -------     -------     -------
Cost of revenues:
  Cost of product revenues................     43,634      41,337       2,297
  Cost of royalty and development revenues        498           -         498
                                              -------     -------     -------
    Total cost of revenues................     44,132      41,337       2,795
                                              -------     -------     -------
Gross profit..............................     15,347       7,813       7,534
                                              -------     -------     -------
Operating expenses:
  Research and development................      3,486         580       2,906
  Selling, general and administrative.....     14,209      11,684       2,525
                                              -------     -------     -------
    Total operating expenses..............     17,695      12,264       5,431
                                              -------     -------     -------
Operating income (loss)...................     (2,348)     (4,451)      2,103
Other income (expense), net...............        565         475          90
Interest expense..........................       (328)       (276)        (52)
                                              -------     -------     -------
Net income (loss).........................    $(2,111)    $(4,252)     $2,141
                                              =======     =======      ======
Net income (loss) per share:
  Basic...................................     $(0.11)     $(0.22)      $0.11
  Diluted.................................     $(0.11)     $(0.22)      $0.11

Weighted average common and common
  equivalent shares outstanding:
  Basic...................................     19,689      19,689      19,689
  Diluted.................................     19,689      19,689      19,818














  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.  THE TRANSACTION

    The pro forma condensed financial statements reflect the sale of the hardware assets of Visioneer to Primax, one of Visioneer's primary manufacturing partners, for the net book value of these assets plus approximately $1.1 million.

2.  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

    The following adjustments were applied to the historical balance sheet of Visioneer at September 30, 1998 to arrive at the pro forma condensed balance sheet:

    (a) To reflect the cash received from the sale of the hardware business, which is equal to the book value of the hardware business net assets plus $1.1 million.

    (b) To record the estimated transaction costs related to the sale. Estimated costs include all costs directly incurred as a result of the sale agreement including, but not limited to, accountants and attorney fees and other related costs.

    (c) To record payment of outstanding short-term bank borrowings.

3.  UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

    Management of Visioneer has allocated the financial activity of Visioneer in the Unaudited Pro Forma Condensed Statement of Operations for 1997 and the nine months ended September 30, 1998 between the hardware and software components of its business. These allocations have been made by Visioneer management based upon actual revenues or costs incurred to the extent practical, and reasonable estimations made by Visioneer management when actual identification was not possible. The allocation of net revenues and cost of revenues has been based primarily on specific identification of hardware and software revenues and related costs incurred and on specific identification of royalty and development revenues. Employees performing research and development activities are dedicated primarily to either hardware or software development and therefore such costs have been allocated primarily based on the number of individuals involved in hardware or software development. Sales and marketing costs have been allocated based primarily on the number of individuals involved in hardware or software related activities. General and administrative costs have been allocated based by management on the relative revenues of the hardware and software components of the business.

    The one time gain on the sale of the hardware assets has been excluded from the unaudited pro forma condensed statement of operations because of its nonrecurring nature.

                                INDEX TO EXHIBITS



          Exhibit
          Number          Description
          -------         -----------
          10.35(1)        Asset Purchase Agreement dated December 2, 1998
                          between the Registrant and Primax V Acquisition Corp.,
                          and the Waiver of Closing Condition and Amendment to
                          Asset Purchase Agreement dated December 2, 1998
                          between the Registrant, Primax V Acquisition Corp.,
                          and Primax Electronics Ltd.

          10.36(1) Consent to Assignment of Standard Sublease dated as of November 24, 1998 between the Registrant and Primax V
                          Acquisition Corp.

          10.37(1) Consent to Assignment dated November 12, 1998 between the Registrant and John Arrillaga, Survivor's Trust and the Richard T. Perry Separate Property Trust.

          10.38(1)*       Management Services Agreement between the Registrant,
                          Primax Acquisition Corp., Primax Electronics Ltd. and
                          J. Larry Smart dated December 2, 1998.

        ----------------
        (1) Incorporated by reference from the Registrant's Registration Statement on Form S-4 (No. 333-70603) filed with the Commission on January 14, 1999.

        *  Management compensatory plan or arrangement.